UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2010

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.

INDEX

Page
Item 5.07 - Submission of Matters to a Vote of Security Holders	3

Signatures	4

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)	Annual Shareholders' Meeting - May 6, 2010

(b)	Directors elected at the meeting are as follows: John W. Lineberger, Jr., Gary E. Matthews, Dan Ray Timmerman, Sr. and Benjamin I. Zachary

At the May 6, 2010 Annual Shareholders' Meeting the following items were submitted to a vote of shareholders:

1)	Election of Directors:

	Vote For	Votes Withheld	Broker Non-votes
John W. Lineberger, Jr	4,043,354	42,549	1,055,484
Gary E. Matthews	4,042,768	43,135	1,055,484
Dan Ray Timmerman, Sr.	4,045,983	39,920	1,055,484
Benjamin I. Zachary	4,044,962	40,942	1,055,484

2)	Participation in advisory (non-binding) vote to approve the compensation of the Company's executive officers

Votes For - 4,434,107; Votes Against - 621,888; Votes Abstained - 85,385

3)	Ratification of appointment of Independent Registered Public Accountants - Porter Keadle Moore, LLP

Votes For - 5,112,597; Votes Against - 20,487; Votes Abstained - 8,302

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: May 10, 2010	By:	/s/ A. Joseph Lampron
A. Joseph Lampron
Executive Vice President and Chief Financial Officer